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                                                                    EXHIBIT 99.1

                     TBA ENTERTAINMENT CORPORATION ANNOUNCES
                     SIGNING OF DEFINITIVE MERGER AGREEMENT

Nashville, Tenn. (April 8, 2004) - TBA Entertainment Corporation (AMEX:TBA) announced today that it has entered into a definitive merger agreement. Under the merger agreement, a company controlled by Irving Azoff, Robert Geddes and JHW Greentree Capital, L.P. (an affiliate of Whitney & Co., LLC of Stamford, Connecticut) will acquire all of TBA's stock for cash consideration in the amount of $6,150,000 which, after deduction of certain transaction expenses, results in net consideration of $0.67 per share of common stock and $0.70 per share of preferred stock. The consideration is subject to possible downward adjustment based on certain of TBA's other expenses incurred in connection with the merger, as described in the merger agreement. TBA expects the transaction to close during the second quarter of 2004, subject to certain conditions, including approval by TBA's stockholders.

The buyer group has created a partnership to explore, initiate and develop entertainment marketing and corporate communications opportunities, which is positioned for additional acquisitions. The partnership expects that the transaction will enable TBA to expand services, accelerate growth and provide a more comprehensive level of event-driven entertainment marketing and corporate communications services for new and existing clients.

"By leveraging the combined resources of the partnership and TBA, we will create an unparalleled level of communications services and music marketing expertise," said Mr. Azoff. "We have an impressive track-record of creating some of the most successful corporate marketing events in our industry, whether it be a product launch or worldwide music tour."

Thomas Jackson Weaver III, Chairman of TBA, stated, "I congratulate Mr. Azoff, Mr. Geddes and Whitney on the acquisition. Their involvement will create incredible client benefits and employee opportunities. I look forward to consulting with the Company on transitioning matters and to devoting most of my time after the merger to my position as Chairman of Heritage Trust Company."

TBA's board of directors, acting upon a recommendation of a special committee composed entirely of disinterested directors, unanimously approved the merger and will call a special meeting as soon as possible to seek stockholder approval. Bear, Stearns & Co. Inc. served as the financial advisor to TBA in connection with the transaction. TBA will be filing a copy of the merger agreement with the SEC on Form 8-K.

TBA produces live events that communicate messages and create brand marketing experiences for global corporations. These events include corporate business meetings, product launches, consumer marketing programs, sponsored music tours, entertainment programming for fairs, festivals and special events and management services for some of today's leading musical artists and performers.

TBA will file a proxy statement with the SEC and mail such proxy statement to TBA's stockholders, in order to solicit proxies from its stockholders in favor of the approval of the merger. The directors and executive officers of TBA may be deemed to be participants in the solicitation of proxies. These individuals have interests in the acquisition, some of which may

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differ from, or may be in addition to, those of TBA's stockholders generally.
Those interests will be described in greater detail in the proxy statement.

THE PROXY STATEMENT SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION CONCERNING THE PROPOSED MERGER. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATING TO THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

This press release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. TBA intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 as amended, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of TBA, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. TBA's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of TBA and its subsidiaries include, but are not limited to: risks related to whether and when the proposed merger will be completed; substantial debt obligations; increase in competition; decrease in demand for TBA's services; adverse changes in general economic conditions; and changes in accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Further information concerning TBA and its business, including additional factors that could materially affect TBA's financial results, is included in TBA's filings with the SEC. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made, and there should be no expectation that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and TBA disavows and disclaims any obligation to do so.

For more information, please contact:

Bryan J. Cusworth
TBA Entertainment Corporation
(818) 728-2616
bcusworth@tbaent.com